EXHIBIT 24.1

                             CONSENT

                                OF

            ERNST & YOUNG, LLP, INDEPENDENT AUDITORS
                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 28, 1997 (except Note 7, as to which the date is March 12,
1997), with respect to the consolidated financial statements and schedules of Canterbury Information Technology, Inc. (formerly Canterbury Corporate Services, Inc.) included in its Annual Report (Form 10-K) for the year ended November 30, 1996, in the Registration Statement (Form S-3, No. 333-XXX) and related Prospectus of Canterbury Information Technology, Inc. for the registration of 1,500,000 shares of its common stock.


                                        /s/Ernst & Young, LLP


Philadelphia, Pennsylvania
October 3, 1997